                                                                     Exhibit 2.1

FOR IMMEDIATE RELEASE


  CABLETRON SYSTEMS REPORTS FOURTH QUARTER AND FISCAL YEAR END 2001 FINANCIAL
                                    RESULTS
   Q4 2001 Pro Forma Net Income Up 53.7% and Revenue Increases 10% from Prior
                                    Quarter

CONTACT:
Kristen Sheppard
Senior Director of Investor Relations
(603) 337-1502
ksheppar@cabletron.com

Jennifer Kirn
Public Relations
(603) 337-2247
jkirn@cabletron.com

  ROCHESTER, NH MARCH 28, 2001 --Cabletron Systems (NYSE: CS) a holding company for leading networking and telecommunications companies, today reported its fourth quarter results of fiscal year 2001 for the period ended March 3, 2001.

  "We are very pleased with our results for the fourth quarter," said Piyush Patel, CEO and Chairman of Cabletron Systems. "Overall, the company's growth was driven by continued demand for its innovative products and solutions, along with strong business in the international market."

  The combined revenues of the four subsidiaries for the fourth quarter of fiscal 2001 were $291.0 million compared with $265.3 million in the prior quarter and $203.6 million in the fourth quarter of fiscal 2000. This represents a sequential quarterly growth rate of 10%, or an annualized growth rate of 46%."

  On a pro forma basis, Cabletron's subsidiary companies net income increased to $10.7 million, or $0.06 per diluted common, compared with pro forma net income of $6.9 million or $0.04 per diluted common share, in the prior quarter. This compares to Wall Street's estimate of $0.05 per share for the fourth quarter of fiscal 2001. Cabletron has met or exceeded Wall Street's expectations for the ninth consecutive quarter.

  The combined revenues of the four subsidiaries for the year ended March 3, 2001 were $1,015.8 million, compared with $763.1 million for the year ended February 29, 2000. On a pro forma basis, net income for the four subsidiaries was $7.6 million or $0.04 per diluted common share during the year ended March 3, 2001. This compares with pro forma net loss of $67.7 million or $0.38 per diluted common share during the year ended February 29, 2000. Cabletron's consolidated net loss to common stockholders was $628.9 million or $3.40 per diluted common share during the year ended March 3, 2001, compared with net income to common stockholders of $464.3 million or $2.46 per diluted common share during 2000.

  CABLETRON ANNOUNCES Q4FY2001 RESULTS   2-2-2-2

  Aprisma Management Technologies is a leader in the rapidly growing infrastructure management market. Aprisma's core product is the award winning SPECTRUM management software. Aprisma is capitalizing on its proven ability to guarantee performance and availability of key business services within carrier and enterprise networks.

  Aprisma had revenues of $21.9 million in the quarter, compared with revenues of $19.7 million in Q3. This represents a sequential quarterly growth rate of approximately 11.1%. This result compares to $13.8 million in Q4 of fiscal 2000, reflecting a year-over-year growth rate of approximately 58.7%.

  . Important customer wins during the quarter include: Bed Bath & Beyond, Corefuzion, Covad, GWT in China, GTE Puerto Rico, Lucent, Purdue University and ThirdRail.

  . Aprisma announced the SPECTRUM Security Manager, which integrates and manages multi-vendor security devices and applications. This innovative technology allows customers to eliminate significant operating costs associated with the constant surveying of disparate network equipment, security devices, systems, and applications.


  ENTERASYS NETWORKS is a provider of enterprise network solutions required to serve emerging bandwidth-intensive enterprise and e-business applications, including converged voice and video, distributed supply chain management, and e-commerce. Enterasys solutions are deployed in some of the world's most complex enterprise networks.

  Enterasys had revenues of $221.1 million in the quarter, compared with revenues of $205.8 million in Q3. This represents a sequential quarterly growth rate of approximately 7.4%. This result compares to $169.4 million in Q4 of fiscal 2000, reflecting a year-over-year growth rate of 30.5%.

  . New customers during the quarter include Toyota Canada, National Aerospace and Technical Institute of Spain, the German Federal Government, Network Plus, University Medical Center (UNLV), National Space Agency of Japan, Greatwall Broadband, Tinshan Telecom, the Brazilian Justice Institute, the City of Yoksuka Japan, Toshiba American Electronics, and Ferrari.

  . Building on its Layer 3 leadership, Enterasys launched the X-Pedition ER16 in Q4. This high performance switch router provides four times the Gigabit routing capacity of its other offerings, and provides a comprehensive set of advanced application services critical for e-business.
                                       -MORE-

CABLETRON ANNOUNCES Q4FY2001 RESULTS   3-3-3-3

  . Enterasys also unveiled the industry's first User Personalized Network. This new system understands the relationships between the users of a network system and their business roles in an organization and leverages that understanding to dynamically provide secure, personalized access to IT services.

  . Enterasys expanded Secure Harbour, the industry's first holistic security solution, with support for the emerging IEEE 802.1X industry standard.

  RIVERSTONE NETWORKS (NASDAQ: RSTN) is a leading provider of metropolitan area Internet infrastructure solutions focused on converting commodity bandwidth into profitable services for carriers and service providers.

Riverstone announced Q4 FY01 results on March 22, 2001. For more information on Riverstone, a copy of their press release or to listen to a replay of their conference call, visit their web site at: www.riverstonenet.com.

ABOUT CABLETRON SYSTEMS

Cabletron Systems, based in Rochester, NH, was founded in 1983. Initially a provider of world-class networking solutions, Cabletron announced its corporate transformation to a holding company in 2000. Today, Cabletron is a holding company for four of the most innovative, customer-focused organizations in the telecommunications and networking industry: Aprisma Management Technologies, Enterasys Networks, GlobalNetwork Technology Services, and Riverstone Networks. For more information on Cabletron Systems, visit www.cabletron.com.

This release may contain projections or other forward-looking statements regarding the future financial performance of the Company or other future events and circumstances. Such forward-looking statements by their nature involve risks and uncertainties, and actual results or events could differ materially. Risks that could cause actual events or results to differ materially from those in described in the projections or forward-looking statements include business disruption and market perceptions associated with the Company's plan to transform its business into four independent operating subsidiaries, as well as risks associated with competitive conditions, pricing and margin pressures as a result of product shifts and changes in market dynamics, greater use of, and expenses associate with, distributors and resellers, limited management resources, the Company's acquisition strategy, volatility in the stock markets and market valuations being placed on communications infrastructure and service companies, technological changes, intellectual property protection and related issues, dependence on suppliers and contract manufacturers, and potential volatility in operating results, among others. For a more detailed discussion of these and other risks and uncertainties related to the company's business, please refer to the Company's most recent filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K, and the Company's other recent reports on Form 10-Q and Form 8-K.

                                     -MORE-

CABLETRON ANNOUNCES Q4FY2001 RESULTS    4-4-4-4


                                   SUMMARY OF PRO FORMA FINANCIAL INFORMATION
                                               ($ in thousands)
--------------------------------------------------------------------------------------------------------------
                                  THREE MONTHS ENDED                                    YEAR ENDED
--------------------------------------------------------------------------------------------------------------

                                     March 3, 2001       February 29, 2000   March 3, 2001   February 29, 2000
                                  --------------------  -------------------  --------------  -----------------
--------------------------------------------------------------------------------------------------------------
          (Unaudited)                 (Q4 FY 2001)         (Q4 FY 2000)
--------------------------------------------------------------------------------------------------------------
APRISMA
--------------------------------------------------------------------------------------------------------------
Revenue                                       21,917               13,788           74,071              52,308
--------------------------------------------------------------------------------------------------------------
Gross Margin                                    72.1%                72.5%            68.9%               67.1%
--------------------------------------------------------------------------------------------------------------
Revenue Growth                                  11.1%                 5.2%            41.6%
--------------------------------------------------------------------------------------------------------------
Earnings Before Taxes                            664                                (6,653)
--------------------------------------------------------------------------------------------------------------
ENTERASYS
--------------------------------------------------------------------------------------------------------------
Revenue                                      221,054              169,423          794,663             660,978
--------------------------------------------------------------------------------------------------------------
Gross Margin                                    50.6%                37.9%            49.9%               42.0%
--------------------------------------------------------------------------------------------------------------
Revenue Growth                                   7.4%                (1.6%)           20.2%
--------------------------------------------------------------------------------------------------------------
Earnings Before Taxes                         28,160                                63,220
--------------------------------------------------------------------------------------------------------------
GNTS
--------------------------------------------------------------------------------------------------------------

Revenue                                       12,898                7,655           48,845              26,767
--------------------------------------------------------------------------------------------------------------

Gross Margin                                    43.7%                51.8%            44.7%               47.5%
--------------------------------------------------------------------------------------------------------------

Revenue Growth                                  (1.1%)               12.7%            82.5%
--------------------------------------------------------------------------------------------------------------

Earnings Before Taxes                         (5,139)                              (18,098)
--------------------------------------------------------------------------------------------------------------

RIVERSTONE
--------------------------------------------------------------------------------------------------------------
Revenue                                       35,142               12,761           98,258              23,077
--------------------------------------------------------------------------------------------------------------
Gross Margin                                    56.7%                52.3%            56.0%               48.1%
--------------------------------------------------------------------------------------------------------------
Revenue Growth                                  31.2%               155.6%           325.8%
--------------------------------------------------------------------------------------------------------------
Earnings Before Taxes                         (5,533)                              (32,780)
--------------------------------------------------------------------------------------------------------------
OPERATING COMPANY REVENUE                    291,011              203,627        1,015,837             763,130
--------------------------------------------------------------------------------------------------------------

NOTE: These results are unaudited and except for Riverstone are compilations for purposes of segment reporting only.
                                     -MORE-

CABLETRON ANNOUNCES Q4FY2001 RESULTS     5-5-5-5

        CABLETRON SYSTEMS PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                                  THREE MONTHS ENDED                                   YEAR ENDED
------------------------------------------------------------------------------------------------------------------------------
                                                       Q4 FY2001           Q4 FY2000
------------------------------------------------------------------------------------------------------------------------------
                                                         March 3,         February 29,
                                                         --------         ------------            March 3,       February 29,
                                                           2001                2000                2001             2000
                                                         --------            --------          ----------         ---------
------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                $291,011            $203,627          $1,015,837            $ 763,130

------------------------------------------------------------------------------------------------------------------------------
Cost of Sales                                             137,793             118,731             491,734              426,770
------------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                              153,218              84,896             524,103              336,360
------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
------------------------------------------------------------------------------------------------------------------------------
  Research and development                                 35,520              39,124             141,004              160,004
------------------------------------------------------------------------------------------------------------------------------
  Selling, general and administrative                     110,203              76,861             407,234              293,028
------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                     7,495             (31,089)            (24,135)            (116,672)
------------------------------------------------------------------------------------------------------------------------------
Interest income, net                                        7,941               6,535              35,179               18,587
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES
                                                           15,436             (24,554)             11,044              (98,085)
------------------------------------------------------------------------------------------------------------------------------
Income tax expense (benefit)                                4,785              (7,612)              3,424              (30,406)
------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) TO COMMON STOCKHOLDERS                 $ 10,651            $(16,942)         $    7,620            $ (67,679)
------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per common share                          $0.06              $(0.09)              $0.04               $(0.38)
------------------------------------------------------------------------------------------------------------------------------
Weighted avg. number of diluted common shares -
                                                          189,676             182,497             190,988              177,541
------------------------------------------------------------------------------------------------------------------------------

The above pro forma statement has been adjusted to exclude the following items:

-----------------------------------------------------------------------------------------------------------------------------
Non-Core Business and Intercompany Eliminations                                         (4,995)  178,141     55,616   696,463
-----------------------------------------------------------------------------------------------------------------------------
Changes related to discontinuation of non-core businesses effecting cost of sales        2,810    87,829     66,616   377,050
-----------------------------------------------------------------------------------------------------------------------------
Non-core research and development                                                            0     3,178      5,130    24,610
-----------------------------------------------------------------------------------------------------------------------------
Changes related to transformation of the company effecting selling, general and         11,548    31,635     64,509   121,540
 administrative
-----------------------------------------------------------------------------------------------------------------------------
Stock based compensation charges                                                         1,440         0      4,980         0
-----------------------------------------------------------------------------------------------------------------------------
Amortization of goodwill and other acquisition-related charges                           6,281    18,968     37,280    41,270
-----------------------------------------------------------------------------------------------------------------------------
Purchased in-process R&D technology                                                     25,600         0     25,600         0
-----------------------------------------------------------------------------------------------------------------------------
Special charges                                                                              0    (2,640)    25,550    21,096
-----------------------------------------------------------------------------------------------------------------------------
Net (losses) gains realized on minority investments                                   (410,910)  697,100   (541,127)  746,209
-----------------------------------------------------------------------------------------------------------------------------
Income tax expense (benefit) effect                                                    (27,942)  288,140   (101,387)  325,156
-----------------------------------------------------------------------------------------------------------------------------

                                     -MORE-

CABLETRON ANNOUNCES Q4FY2001 RESULTS     6-6-6-6

            CABLETRON SYSTEMS CONSOLIDATED STATEMENTS OF OPERATIONS

   The following financials include certain items, including amortization of goodwill, that were excluded from the pro-forma results
                     (in thousands, except per share data.)

                                                                      THREE MONTHS ENDED                     YEAR ENDED
---------------------------------------------------------------------------------------------------------------------------------
                                                                    March 3,     February 29,          March 3,     February 29,
                                                                      2001           2000                2001           2000
                                                                   ----------       --------          ----------     ----------
---------------------------------------------------------------------------------------------------------------------------------
(Unaudited)                                                        (Q4 FY2001)     (Q4 FY2000)
---------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                           $  286,016        $381,768          $1,071,453     $1,459,593
---------------------------------------------------------------------------------------------------------------------------------
Cost of Sales                                                          140,603         206,560             558,350        803,820
---------------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                           145,413         175,208             513,103        655,773
---------------------------------------------------------------------------------------------------------------------------------
Operating expenses:
---------------------------------------------------------------------------------------------------------------------------------
  Research and development                                              35,520          42,302             146,134        184,614
---------------------------------------------------------------------------------------------------------------------------------
  Selling, general and administrative                                  121,751         108,496             471,743        414,568
---------------------------------------------------------------------------------------------------------------------------------
  Amortization of certain acquired intangible assets                     6,281          18,968              37,280         41,270
---------------------------------------------------------------------------------------------------------------------------------
In-process research and development                                     25,600               0              25,600              0
---------------------------------------------------------------------------------------------------------------------------------
Stock based compensation                                                 1,440               0               4,980              0
---------------------------------------------------------------------------------------------------------------------------------
Special charges                                                              0          (2,640)             25,550         21,096
---------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                                (45,179)          8,082            (198,184)        (5,775)
---------------------------------------------------------------------------------------------------------------------------------
Interest income, net                                                     7,941           6,535              35,179         18,587
---------------------------------------------------------------------------------------------------------------------------------
Other income, net                                                     (410,910)        697,100            (541,127)       746,209
---------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES                     (448,148)        711,717            (704,132)       759,021
---------------------------------------------------------------------------------------------------------------------------------
Income tax expense (benefit)                                           (23,157)        280,528             (97,963)       294,750
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                     (424,991)        431,189            (606,169)       464,271
---------------------------------------------------------------------------------------------------------------------------------
Dividend effect of beneficial conversion feature to Series A                 0               0             (16,854)             0
and Series B Preferred Stockholders
---------------------------------------------------------------------------------------------------------------------------------
Accretive dividend of Series A and Series B Preferred Shares            (3,037)              0              (6,044)             0
---------------------------------------------------------------------------------------------------------------------------------
Minority interest                                                          166               0                 166              0
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) TO COMMON STOCKHOLDERS                             ($427,862)       $431,189           ($628,901)    $  464,271
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per common share - basic                              ($2.30)          $2.36              ($3.40)         $2.62
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per common share - diluted                            ($2.30)          $2.23              ($3.40)         $2.46
---------------------------------------------------------------------------------------------------------------------------------
Weighted avg. number of common shares - Basic                          185,976         182,497             184,770        177,541
---------------------------------------------------------------------------------------------------------------------------------
Weighted avg. number of common shares - Diluted                        185,976         193,132             184,770        188,618
---------------------------------------------------------------------------------------------------------------------------------

Certain prior period balances have been reclassified to conform to the current year presentation.

                                     -MORE-

CABLETRON ANNOUNCES Q4FY2001 RESULTS     7-7-7-7
                 Cabletron Systems Consolidated Balance Sheets
                                 (in thousands)

(UNAUDITED)                                                                     March 3,    February 29,
                                                                                  2001          2000
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
ASSETS
-------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
-------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                      $  354,543    $  350,980
-------------------------------------------------------------------------------------------------------
Short-term investments                                                            185,491       221,981
-------------------------------------------------------------------------------------------------------
Accounts receivable (net)                                                         210,862       228,372
-------------------------------------------------------------------------------------------------------
Inventories (net)                                                                  98,183        85,016
-------------------------------------------------------------------------------------------------------
Deferred income taxes                                                              20,443        82,813
-------------------------------------------------------------------------------------------------------
Other current assets                                                               91,064        38,211
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                              960,586     1,007,373
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
Investments                                                                       545,053     1,903,858
-------------------------------------------------------------------------------------------------------
Property plant & equipment (net)                                                   91,271       124,992
-------------------------------------------------------------------------------------------------------
Intangible assets (net)                                                           194,302       130,284
-------------------------------------------------------------------------------------------------------
Long-term deferred income taxes                                                    87,453             0
-------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   $1,878,665    $3,166,507
                                                                               ==========    ==========
-------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
-------------------------------------------------------------------------------------------------------
Accounts payable                                                               $   91,351    $  117,631
-------------------------------------------------------------------------------------------------------
Accrued expenses                                                                  111,690       132,701
-------------------------------------------------------------------------------------------------------
Deferred revenue                                                                   99,840       119,011
-------------------------------------------------------------------------------------------------------
Other current liabilities                                                         143,593       189,862
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                         446,474       559,205
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                   0       459,863
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
Total Liabilities                                                                 446,474     1,019,068
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
Minority interest                                                                  34,567             0
-------------------------------------------------------------------------------------------------------
Redeemable preferred stock                                                        109,589             0
-------------------------------------------------------------------------------------------------------
Stockholders' equity                                                            1,288,035     2,147,439
                                                                               ----------    ----------
-------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND                                                          $1,878,665    $3,166,507
STOCKHOLDERS' EQUITY                                                           ==========    ==========

-------------------------------------------------------------------------------------------------------

                                      ###